Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of J & J Snack Foods Corp. (the “Company”), does hereby certify, to the best of their knowledge, with respect to the Quarterly Report of the Company on Form 10-Q for the quarter ended December 27, 2025 (the “Report”) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 5, 2026

/s/ Shawn Munsell
Shawn Munsell, Senior Vice President and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)